UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2007

uVuMobile, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26809	91-1962104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Satellite Boulevard, Suite 130,
Duluth, Georgia 30097
(Address of Principal Executive
Offices)  (Zip Code)

(770) 279-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Please see the disclosure set forth in Item 2.03 below regarding the Bridge Loans, which is also responsive to this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 20, 2007 and September 25, 2007, uVuMobile, Inc (the “Company”) and Mr. Jerry Bratton,  Mr. Ray Jones, Mr. Drew Arnold, Mr. Chris Carson, Mr. Joseph Fitzpatrick and KLC Management, Inc. (the “Lenders”) entered into a loan transaction with the Company (each, a “Bridge Loan”).  Messrs. Bratton, Jones and Arnold each loaned to the Company $50,000 on a short-term basis.  Mr. Carson and Mr. Fitzpatrick loaned the Company $25,000 and KLC Ventures, LP loaned the Company $12,500 on a short-term basis for an aggerate of $212,500.  The Bridge Loan is evidenced by Promissory Notes with Warrants issued by the Company in favor of each of the Lenders (each, a “Note”), which Note bears interest at a rate of 12% per annum and provides for the repayment of the principal amount and all accrued interest thirty (30) days from the date of the Note (the “Maturity Date”), and Security Agreements between the Company and each of the Lenders (each, a “Security Agreement”) pursuant to which the Company is granting to the Lenders a lien on substantially all of the Company’s assets (up to $282,625 in aggregate amount between the six Lenders) to secure the repayment of the Note. The Notes of Mr. Bratton and Mr. Jones and a form of the Note used with the other Lenders, as well as a form of the Security Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively.

As an inducement for the Lenders to make the Bridge Loans, the Company agreed in the Note to issue to each $50,000 Lender a Warrant granting to the Lender the right to acquire 100,000 shares of the Company’s common stock at an exercise price of $0.10 per share; to each $25,000 Lender a Warrant granting to the Lender the right to acquire 50,000 shares of the Company’s common stock at an exercise price of $0.10 per share; and to the $12,500 Lender a Warrant granting to the Lender the right to acquire 25,000 shares of the Company’s common stock at an exercise price of $0.10 per share (collectively, the “First Warrants”).  The First Warrants will have a five (5) year term and will have other normal and customary provisions, including anti-dilution provisions and registration rights with respect to the underlying shares of common stock.

The reason for the short duration of the Bridge Loan is that certain accredited investors (the “Investors”) are currently in negotiations with the Company to make up to a $4 million strategic equity investment in the Company (the “Strategic Equity Transaction”), which investment would be made on or about the Maturity Date to enable the Company to pay back the six Bridge Loans.  Subject to the parties entering into definitive documentation with respect to the Strategic Equity Transaction, the Investors would invest a minimum of $1 million and a maximum of $4 million in the Company.

If the Strategic Equity Transaction is consummated, the Company plans to use a portion of the proceeds to repay the Bridge Loans.  However, in the Note the Lender has been granted the right, exercisable once the Company has closed on a qualified strategic financing, to convert the principal balance of the Bridge Loan into shares of the Company’s common stock at a conversion rate of ten shares of common stock for each dollar of the Bridge Loan so converted.  If a Lender chooses to convert the Bridge Loan to equity, then the Company will have the option of paying the accrued interest owed to such Lender in cash or in additional shares of common stock at the same conversion rate.  To induce the Lender to convert the Bridge Loan to equity and not seek repayment of the same, upon such conversion the Company will issue to that Lender a Warrant granting to the $50,000 Lenders the right to acquire 50,000 shares of the Company’s common stock at an exercise price of $0.10 per share; to the $25,000 Lenders the right to acquire 25,000 shares of the Company’s common stock at an exercise price of $0.10 per share; and to the $12,500 Lender the right to acquire 12,500 shares of the Company’s common stock at an exercise price of $0.10 per share (the “Second Warrant”).  The Second Warrant will have a five (5) year term and will have other normal and customary provisions, including anti-dilution provisions and registration rights with respect to the underlying shares of common stock.

As noted above, the Company is in negotiations with respect to entering into a term sheet with respect to a Strategic Equity Transaction.  There can be no assurance that the parties will be able to agree upon definitive documentation and consummate the Strategic Equity Transaction.  If the parties do not close the Strategic Equity Transaction by the Maturity Date, then the Lenders will grant to the Company an additional ninety (90) days to repay the Bridge Loans, with the interest rate with respect to the Notes increasing from 12% to 14% during that 90-day period until the Notes are repaid in full.

Upon the signing of a binding term sheet or the consummation of the Strategic Equity Transaction, the Company will file another Current Report on Form 8-K with the Securities and Exchange Commission the (“SEC”) describing the Strategic Equity Transaction and including the definitive documentation required to be filed therewith.

Item 3.02	Unregistered Sales of Equity Securities.

Please see the disclosure set forth in Item 2.03 above regarding the Company issuing the Notes and the First Warrants to the Lenders, which is also responsive to this Item 3.02.  The Notes and the First Warrants were issued to the Lenders in a private offering made pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On July 31, 2007, the Company filed with the SEC a Current Report on Form 8-K disclosing that, after an evaluation of the Company’s ongoing financial prospects, including the fact that it had been unable to secure further equity or debt financing, the Board of Directors of the Company had determined to seek Chapter 11 bankruptcy protection for the Company.  Should the Company not be able to close upon a Strategic Equity Transaction, as noted above, it will then continue to evaluate all of its alternatives, which may include, but are not limited to, selling all of the Company’s assets, seeking bankruptcy protection or obtaining other funding from a debt or equity investment source.  The Board of Directors of the Company has now, however, determined not to file for Chapter 11 bankruptcy protection.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Promissory Note with Warrants issued by the Company to Mr. Jerry Bratton.

10.2	Promissory Note with Warrants issued by the Company to Mr. Ray Jones.

10.3	Promissory Note with Warrants issued by the Company to Mr. Drew Arnold

10.4	Promissory Note with Warrants issued by the Company to Mr. Chris Carson

10.5	Promissory Note with Warrants issued by the Company to Mr. Joseph Fitzpatrick

10.6	Promissory Note with Warrants issued by the Company to KLC Ventures LP

10.7	Form of Promissory Note with Warrants issued by the Company to Lenders.

10.8	Form of Security Agreement between the Company and Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

uVuMobile, Inc.

Date: September 25, 2007	By:	/s/ William J. Loughman
William J. Loughman
Interim Chief Executive Officer
And Chief Financial Officer